Exhibit 99

For Immediate Release

FOR: QUIXOTE CORPORATION
CONTACT:	Daniel P. Gorey	Investor Relations:
	Chief Financial Officer	Christine Mohrmann/Jim Olecki
	Joan R. Riley	Financial Dynamics
	Director of Investor Relations	(212) 850-5600
(312) 467-6755

QUIXOTE CORPORATION ANNOUNCES PRELIMINARY

FISCAL 2006 THIRD QUARTER RESULTS

CHICAGO, IL, April 19, 2006 — Quixote Corporation (Nasdaq: QUIX) today reported preliminary results for its fiscal third quarter ended March 31, 2006.

Based on current expectations, Quixote now expects to report a net loss for the third quarter of fiscal 2006 in the range of $0.10 to $0.12 per diluted share, which includes a $0.03 loss relating to the expensing of stock options, compared to a loss of $0.08 in the third quarter of fiscal 2005. Revenue for the quarter is expected to be between $37 million and $38 million. The anticipated results reflect lower sales and profitability than expected primarily within the Company’s Intersection Control business, which more than offset continued solid performance in Quixote’s Protect and Direct Group and the other businesses within the Inform Group.

Leslie J. Jezuit, Chairman and Chief Executive Officer, commented, “We are disappointed with our results in the Intersection Control business. This business continues to give us cause for concern with its lower-than-expected sales volumes and high cost structure. Management worked with an outside consultant during the quarter to assist us in analyzing the business and developing several strategic options that we are currently evaluating. We hope to conclude our evaluation shortly, and we are prepared to take the additional actions needed to improve the overall profitability of our business.”

Mr. Jezuit continued, “Results within the remainder of our other Inform businesses continue to meet our expectations and the Protect and Direct Group continues to perform well. Across all of these businesses we have seen solid improvements in orders and backlog growth that are good indicators of the building demand in the marketplace.”

Mr. Jezuit concluded, “Our focus is to address the challenges before us now to ensure long-term profitability, especially as we move into our seasonally strong fourth quarter. We will provide a full update on our results for the quarter during our third quarter conference call.”

Quixote plans to release its full results for the fiscal 2006 third quarter on Wednesday, April 26, 2006, after the close of the market, and will conduct a conference call to discuss these results on Thursday, April 27, 2006 at 10 a.m. EDT.

Quixote Corporation, (www.quixotecorp.com), through its wholly-owned subsidiaries, Quixote

Transportation Safety, Inc., Quixote Traffic Corporation and Quixote Transportation Technologies, Inc., is the world’s leading manufacturer of energy-absorbing highway crash cushions, electronic wireless measuring and sensing devices, weather forecasting stations, computerized highway advisory radio transmitting systems, intelligent intersection control systems, automated red light enforcement systems, mobile and permanent variable electronic message signs, flexible post delineators and other transportation safety products.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the Company’s Form 10-K for its fiscal year ended June 30, 2005, under the caption “Forward-Looking Statements” in Management’s Discussion and Analysis of Financial Condition and Results of Operations, and subsequent quarterly reports on Form 10-Q, which discussion is incorporated herein by this reference. Other factors may be described from time to time in the Company’s public filings with the Securities and Exchange Commission, news releases and other communications. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.